ISSUER FREE WRITING PROSPECTUS Filed Pursuant to Rule 433 Registration Statement No. 333-180289 Dated April 10, 2012

HSBC USA Inc. Trigger Yield Optimization Notes

$ Notes linked to the common stock of NVIDIA Corporation due on or about April 19, 2013

$ Notes linked to the common stock of Cummins Inc. due on or about April 19, 2013

$ Notes linked to the common stock of Salesforce.com, Inc. due on or about April 19, 2013

$ Notes linked to the American Depositary Shares of Itaú Unibanco Holding S.A. due on or about April 19, 2013

Investment Description

These Trigger Yield Optimization Notes (the “Notes”) are senior unsecured debt securities issued by HSBC USA Inc. (“HSBC”) with returns linked to the performance of the common stock or the American Depositary Shares (“ADS”), as applicable, of a specific company described herein (the “Underlying Stock”). The Notes will rank equally with all of our other unsecured and unsubordinated debt obligations. The Issue Price of each Note will be equal to the Closing Price of the Underlying Stock on the Trade Date. On a monthly basis, HSBC will pay you a coupon regardless of the performance of the Underlying Stock. At maturity, HSBC will either pay you the Principal Amount per Note or, if the Closing Price of the Underlying Stock on the Final Valuation Date is below the specified Trigger Price, HSBC will deliver to you one share of the Underlying Stock per Note (subject to adjustments in the case of certain events described in the accompanying product supplement). Investing in the Notes involves significant risks. You may lose some or all of your Principal Amount. In exchange for receiving a coupon on the Notes, you are accepting the risk of receiving shares of the Underlying Stock at maturity that are worth less than your Principal Amount and the credit risk of HSBC for all payments under the Notes. Generally, the higher the coupon rate is on a Note, the greater the risk of loss will be on that Note. The contingent repayment of principal only applies if you hold the Notes until maturity. Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of HSBC. If HSBC were to default on its payment obligations, you may not receive any amounts owed to you under the Notes and you could lose your entire investment.

Features

❑	Income: Regardless of the performance of the Underlying Stock, HSBC will pay you a monthly coupon. In exchange for receiving the monthly coupon on the Notes, you are accepting the risk of receiving shares of the Underlying Stock at maturity that are worth less than your Principal Amount and the credit risk of HSBC for all payments under the Notes.

❑	Contingent Repayment of Principal Amount at Maturity: If the price of the Underlying Stock does not close below the Trigger Price on the Final Valuation Date, HSBC will pay you the Principal Amount per Note at maturity and you will not participate in any appreciation or decline in the value of the Underlying Stock. If the price of the Underlying Stock closes below the Trigger Price on the Final Valuation Date, HSBC will deliver to you one share of the Underlying Stock at maturity per Note, which is expected to be worth significantly less than your Principal Amount and may have no value at all. The contingent repayment of principal only applies if you hold the Notes until maturity. Any payment on the Notes, including any repayment of principal, is subject to the creditworthiness of HSBC.

Key Dates[1]
Trade Date	April 13, 2012
Settlement Date	April 18, 2012
Final Valuation Date[2]	April 15, 2013
Maturity Date[2]	April 19, 2013

[1] Expected. [2] See page 3 for additional details.

The Notes are significantly riskier than conventional debt INSTRUMENTS. the terms of the Notes may not obligate HSBC TO REPAY THE FULL PRINCIPAL AMOUNT OF THE Notes. the Notes CAN have downside MARKET risk SIMILAR TO the RelEVANT underlying stock, WHICH CAN RESULT IN A LOSS OF SOME OR ALL OF YOUR INVESTMENT at maturity. This MARKET risk is in addition to the CREDIT risk INHERENT IN PURCHASING a DEBT OBLIGATION OF hsbc.  You should not PURCHASE the Notes if you do not understand or are not comfortable with the significant risks INVOLVED in INVESTING IN the notes.

YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED UNDER ‘‘KEY RISKS’’ BEGINNING ON PAGE 6 OF THIS FREE WRITING PROSPECTUS AND THE MORE DETAILED ‘‘RISK FACTORS’’ BEGINNING ON PAGE S-3 OF THE ACCOMPANYING PROSPECTUS SUPPLEMENT AND BEGINNING ON PAGE S-1 OF THE ACCOMPANYING STOCK-LINKED UNDERLYING SUPPLEMENT BEFORE PURCHASING ANY NOTES. EVENTS RELATING TO ANY OF THOSE RISKS, OR OTHER RISKS AND UNCERTAINTIES, COULD ADVERSELY EFFECT THE MARKET VALUE OF, AND THE RETURN ON, YOUR NOTES.

Note Offerings
These terms relate to four separate Notes we are offering. Each of the four Notes has a different coupon rate, Initial Price and Trigger Price. The coupon rate, Initial Price and Trigger Price for each Note will be set on the Trade Date. Coupons will be paid monthly in arrears in twelve equal installments. The performance of each Note will not depend on the performance of any other Note.

Underlying Stocks (Ticker)	Exchange	Coupon Rate	Initial Price	Trigger Price	CUSIP	ISIN
Common stock of NVIDIA Corporation (NVDA)	NASDAQ – Global Select Market	8.20% to 10.70% per annum		$70.00% of the Initial Price	40433M708	US40433M7083
Common stock of Cummins Inc. (CMI)	New York Stock Exchange	7.50% to 10.00% per annum		$75.00% of the Initial Price	40433M401	US40433M4015
Common stock of Salesforce.com, Inc. (CRM)	New York Stock Exchange	8.00% to 10.50% per annum		$75.00% of the Initial Price	40433M500	US40433M5004
ADS of Itaú Unibanco Holding S.A. (ITUB)	New York Stock Exchange	6.50% to 8.50% per annum		$75.00% of the Initial Price	40433M609	US40433M6093

See “Additional Information about HSBC USA Inc. and the Notes” on page 2 of this free writing prospectus. The Notes offered will have the terms specified in the accompanying prospectus dated March 22, 2012, the accompanying prospectus supplement dated March 22, 2012, the accompanying Stock-Linked Underlying Supplement dated March 22, 2012 and the terms set forth herein.

Neither the U.S. Securities and Exchange Commission, or the SEC, nor any state securities commission has approved or disapproved of the Notes or passed upon the accuracy or the adequacy of this document, the accompanying Stock-Linked Underlying Supplement, prospectus or prospectus supplement. Any representation to the contrary is a criminal offense. The Notes are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency of the United States or any other jurisdiction.

The Notes will not be listed on any U.S. securities exchange or quotation system. HSBC Securities (USA) Inc., an affiliate of HSBC USA Inc., will purchase the Notes from HSBC USA Inc. for distribution to UBS Financial Services Inc., acting as agent. See “Supplemental Plan of Distribution (Conflicts of Interest)” on the last page of this free writing prospectus for the distribution arrangement.

	Issue Price to Public		Underwriting Discount		Proceeds to Us
Notes	Total	Per Note	Total	Per Note	Total	Per Note
NVIDIA Corporation		100%		2.00%		98.00%
Cummins Inc.		100%		2.00%		98.00%
Salesforce.com, Inc.		100%		2.00%		98.00%
ADS of Itaú Unibanco Holding S.A.		100%		2.00%		98.00%

The Notes:

Are Not FDIC Insured	Are Not Bank Guaranteed	May Lose Value

UBS Financial Services Inc.	HSBC USA Inc.

Additional Information about HSBC USA Inc. and the Notes

This free writing prospectus relates to four separate Note offerings, each linked to one of the Underlying Stocks identified on the cover page. As a purchaser of a Note, you will acquire an investment instrument linked to the Underlying Stock. Although each Note offering relates to one of the Underlying Stocks identified on the cover page, you should not construe that fact as a recommendation of the merits of acquiring an investment linked to any of the Underlying Stocks, or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus dated March 22, 2012, the prospectus supplement dated March 22, 2012 and the Stock-Linked Underlying Supplement dated March 22, 2012. You should carefully consider, among other things, the matters set forth in “Key Risks” beginning on page 6 of this free writing prospectus and in “Risk Factors” beginning on page S-3 of the prospectus supplement and beginning on page S-1 of the accompanying Stock-Linked Underlying Supplement, as the Notes involve risks not associated with conventional debt securities. HSBC urges you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

HSBC USA Inc. has filed a registration statement (including a prospectus, a prospectus supplement and the Stock-Linked Underlying Supplement) with the SEC for the offerings to which this free writing prospectus relates. Before you invest, you should read the prospectus, prospectus supplement and Stock-Linked Underlying Supplement in that registration statement and other documents HSBC USA Inc. has filed with the SEC for more complete information about HSBC USA Inc. and these offerings. You may get these documents for free by visiting EDGAR on the SEC’s web site at www.sec.gov. Alternatively, HSBC Securities (USA) Inc. or any dealer participating in this offering will arrange to send you the prospectus, prospectus supplement and Stock-Linked Underlying Supplement if you request them by calling toll-free 1-866-811-8049.

You may access these documents on the SEC’s web site at www.sec.gov as follows:

♦ Stock-Linked Underlying Supplement dated March 22, 2012:

http://www.sec.gov/Archives/edgar/data/83246/000114420412016685/v306693_424b2.htm

♦ Prospectus supplement dated March 22, 2012:

http://www.sec.gov/Archives/edgar/data/83246/000104746912003151/a2208335z424b2.htm

♦ Prospectus dated March 22, 2012:

http://www.sec.gov/Archives/edgar/data/83246/000104746912003148/a2208395z424b2.htm

As used herein, references to “HSBC” or “Issuer” are to HSBC USA Inc. References to the “Stock-Linked Underlying Supplement” mean the Stock-Linked Underlying Supplement dated March 22, 2012, references to the “prospectus supplement” mean the prospectus supplement dated March 22, 2012 and references to “accompanying prospectus” mean the HSBC USA Inc. prospectus, dated March 22, 2012.

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Indicative Terms
Issuer	HSBC USA Inc. (A1/A+/AA)[1] (“HSBC”)
Principal Amount	Equal to the respective Initial Price (as defined below) of each Underlying Stock.
Term	12 months
Trade Date	April 13, 2012
Settlement Date	April 18, 2012
Final Valuation Date	April 15, 2013, subject to adjustment in the event of a Market Disruption Event.
Maturity Date	April 19, 2013, subject to adjustment in the event of a Market Disruption Event.
Underlying Stocks	Common stock of NVIDIA Corporation (Ticker: NVDA) Common stock of Cummins Inc. (Ticker: CMI) Common stock of Salesforce.com, Inc. (Ticker: CRM) ADS of Itaú Unibanco Holding S.A. (Ticker: ITUB)
Coupon Payments2 3

Coupon paid monthly in arrears on the Coupon Payment Dates in twelve equal installments based on the coupon rate, regardless of the performance of the Underlying Stock.

The coupon rate per annum for Notes linked to the common stock of NVIDIA Corporation is expected to be between 8.20% and 10.70% of the Principal Amount of those Notes, the coupon rate per annum for Notes linked to the common stock of Cummins Inc. is expected to be between 7.50% and 10.00% of the Principal Amount of those Notes, the coupon rate per annum for Notes linked to the common stock of Salesforce.com, Inc. is expected to be between 8.00% and 10.50% of the Principal Amount of those Notes and the coupon rate per annum for Notes linked to the ADS of Itaú Unibanco Holding S.A. is expected to be between 6.50% and 8.50% of the Principal Amount of those Notes. The actual coupon rates will be determined on the Trade Date.

Equal Installments	Coupon payments will be made in equal monthly installments at the following rates. For Notes linked to the common stock of NVIDIA Corporation: 0.6833% to 0.8917% of the Principal Amount, for Notes linked to the common stock of Cummins Inc.: 0.6250% to 0.8333% of the Principal Amount, for Notes linked to the common stock of Salesforce.com, Inc.: 0.6667% to 0.8750% of the Principal Amount and for Notes linked to the ADS of Itaú Unibanco Holding S.A.: 0.5417% to 0.7083% of the Principal Amount (in each case, to be determined on the Trade Date).
Payment at Maturity2 3 (per Note)

If the Final Price of the Underlying Stock is greater than or equal to the Trigger Price, HSBC will pay you a cash payment on the Maturity Date (in addition to any Coupon Payment) equal to the full Principal Amount.

If the Final Price is below the Trigger Price, HSBC will deliver to you one share of the Underlying Stock for each Note you then hold (subject to adjustments in the case of certain corporate events as described in the accompanying product supplement).

The full repayment of the Principal Amount is not guaranteed. The shares of the Underlying Stock you may receive at maturity will likely be worth less than your principal and may have no value at all.

Initial Price	The Closing Price of one share of the relevant Underlying Stock on the Trade Date.
Final Price	The Closing Price of one share of the relevant Underlying Stock on the Final Valuation Date.
Trigger Price

For the Notes linked to the common stock of NVIDIA Corporation, 70.00% of its Initial Price.

For the Notes linked to the common stock of Cummins Inc., 75.00% of its Initial Price.

For the Notes linked to the common stock of Salesforce.com, Inc., 75.00% of its Initial Price.

For the Notes linked to the ADS of Itaú Unibanco Holding S.A., 75.00% of its Initial Price.

Closing Price	On any scheduled trading day, the last reported sale price of the Underlying Stock on the relevant exchange as determined by the Calculation Agent.
Calculation Agent	HSBC USA Inc.
Deposit and Put Premium	As described in the prospectus supplement under “U.S. Federal Income Tax Considerations — Certain Equity-Linked Notes — Certain Notes Treated as a Put Option and a Deposit,“ (i) for purposes of dividing the 8.20% to 10.70% per annum coupon rate (to be determined on the Trade Date) on the Notes linked to the common stock of NVIDIA Corporation among interest on the Deposit and Put Premium, ●% constitutes interest on the Deposit and ●% constitutes Put Premium, (ii) for purposes of dividing the 7.50% to 10.00% per annum coupon rate (to be determined on the Trade Date) on the Notes linked to the common stock of Cummins Inc. among interest on the Deposit and Put Premium, ●% constitutes interest on the Deposit and ●% constitutes Put Premium, (iii) for purposes of dividing the 8.00% to 10.50% per annum coupon rate (to be determined on the Trade Date) on the Notes linked to the common stock of Salesforce.com, Inc. among interest on the Deposit and Put Premium, ●% constitutes interest on the Deposit and ●% constitutes Put Premium, and (iv) for purposes of dividing the 6.50% to 8.50% per annum coupon rate (to be determined on the Trade Date) on the Notes linked to the ADS of Itaú Unibanco Holding S.A. among interest on the Deposit and Put Premium, ●% constitutes interest on the Deposit and ●% constitutes Put Premium.

Investment Timeline

The Closing Price of the applicable Underlying Stock (Initial Price) is observed, the Trigger Price is determined and the coupon rate is set.

The Issue Price per Note is set equal to the Closing Price of the applicable Underlying Stock.

HSBC pays the applicable coupon.

The Final Price will be determined on the Final Valuation Date.

If the Final Price is not below the Trigger Price, HSBC will pay you an amount in cash equal to your Principal Amount.

If the Final Price is below the Trigger Price, HSBC will deliver to you one share of the applicable Underlying Stock for each Note you own.

____________________

1 HSBC USA Inc. is rated A1 by Moody’s Investors Service, Inc., A+ by Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. and AA by Fitch Ratings. A credit rating reflects the creditworthiness of HSBC USA Inc. and is not a recommendation to buy, sell or hold Notes, and it may be subject to revision or withdrawal at any time by the assigning rating organization. The Notes themselves have not been independently rated. Each rating should be evaluated independently of any other rating. However, because the return on the Notes is dependent upon factors in addition to HSBC’s ability to pay its obligations under the Notes, such as the Closing Price, an improvement in HSBC’s credit ratings, financial condition or results of operations is not expected to have a positive effect on the trading value of the Notes.

2 The Coupon Payments and the Payment at Maturity, including any contingent repayment of principal, are provided by HSBC USA Inc. and, therefore, are dependent on the ability of HSBC USA Inc. to satisfy its obligations when they come due.

3 Subject to postponement as described under “Business Day” and “Coupon Payment Dates, Call Payment Dates and Maturity Date” in the accompanying Stock-Linked Underlying Supplement.

3

Coupon Payment Dates	Coupons will be paid monthly in arrears in twelve equal installments, beginning in May 2012 and ending April 2013. The Coupon Payment Dates are expected to be May 18, 2012, June 18, 2012, July 18, 2012, August 20, 2012, September 18, 2012, October 18, 2012, November 19, 2012, December 19, 2012, January 18, 2013, February 18, 2013, March 18, 2013 and April 19, 2013 (the Maturity Date).

Investing in the Notes involves significant risks. You may lose some or all of your principal amount. YOU MAY RECEIVE SHARES AT MATURITY THAT ARE WORTH LESS THAN YOUR PRINCIPAL AMOUNT OR MAY HAVE NO VALUE AT ALL. ANY payment on the Notes, including any repayment of principal at maturity, is subject to the creditworthiness of HSBC. If HSBC were to default on its payment obligations, you may not receive any amounts owed to you under the Notes and you could lose your entire investment.

Investor Suitability

The Notes may be suitable for you if:

♦ You fully understand the risks inherent in an investment in the Notes, including the risk of loss of your entire initial investment.

♦ You can tolerate losing some or all of your initial investment and are willing to make an investment that may have the same downside market risk as the Underlying Stock.

♦ You believe the Final Price is not likely to be below the Trigger Price and, if it is, you can tolerate receiving shares of the Underlying Stock at maturity worth less than your Principal Amount or that may have no value at all.

♦ You understand and accept that you will not participate in any appreciation in the price of the Underlying Stock and that your return at maturity is limited to the coupons paid on the applicable Note.

♦ You can tolerate fluctuations in the price of the Notes prior to maturity that may be similar to or exceed the downside price fluctuations of the Underlying Stock.

♦ You would be willing to invest in the Notes if the coupon rate was set equal to the bottom of the applicable range indicated on the cover hereof (the actual coupon rate will be determined on the Trade Date).

♦ You are willing to hold the Notes to maturity, a term of twelve months, and accept that there may be no secondary market for the Notes.

♦ You are willing to assume the credit risk of HSBC for all payments under the Notes, and understand that if HSBC defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

The Notes may not be suitable for you if:

♦ You do not fully understand the risks inherent in an investment in the Notes, including the risk of loss of your entire initial investment.

♦ You cannot tolerate losing some or all of your initial investment and are unwilling to make an investment that may have the same downside market risk as the Underlying Stock.

♦ You seek an investment designed to provide a full return of principal at maturity.

♦ You believe the Final Price is likely to be below the Trigger Price, which could result in a total loss of your initial investment.

♦ You cannot tolerate receiving shares of the Underlying Stock at maturity worth less than your Principal Amount or that may have no value at all.

♦ You seek an investment that participates in the full appreciation in the price of the Underlying Stock or that has unlimited return potential.

♦ You cannot tolerate fluctuations in the price of the Notes prior to maturity that may be similar to or exceed the downside price fluctuations of the Underlying Stock.

♦ You would be unwilling to invest in the Notes if the coupon rate was set equal to the bottom of the applicable range indicated on the cover hereof (the actual coupon rate will be determined on the Trade Date).

♦ You prefer the lower risk and, therefore, accept the potentially lower returns of conventional debt securities with comparable maturities and credit ratings that bear interest at a prevailing market rate.

♦ You are unable or unwilling to hold the Notes to maturity, a term of twelve months, and seek an investment for which there will be an active secondary market.

♦ You are not willing to assume the credit risk of HSBC for all payments under the Notes, including any repayment of principal.

The suitability considerations identified above are not exhaustive. Whether or not the Notes are a suitable investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Notes in light of your particular circumstances. You should also review carefully the "Key Risks" beginning on page 6 of this free writing prospectus and the more detailed “Risk Factors” beginning on page S-1 of the Stock-Linked Underlying Supplement and beginning on page S-3 of the accompanying prospectus supplement.

4

What are the Tax Consequences of the Notes?

The U.S. federal income tax consequences of your investment in the Notes are uncertain. Some of these tax consequences are summarized below, but HSBC urges you to read the more detailed discussion in the ‘‘U.S. Federal Income Tax Considerations’’ section on page S-32 of the accompanying prospectus supplement. The following discussion supplements the discussion in the ‘‘U.S. Federal Income Tax Considerations’’ section on page S-32 of the accompanying prospectus supplement.

The U.S. federal income tax consequences of your investment in the Notes are complex and uncertain. By purchasing a Note, you and HSBC hereby agree (in the absence of an administrative determination or judicial ruling to the contrary) to characterize a Note for all tax purposes as an investment unit consisting of a non-contingent debt instrument (the “Deposit”) and a put option contract (the “Put Option”) in respect of the Underlying Stock, and the balance of this summary assumes that the Notes will be so treated. The terms of the Notes require (in the absence of an administrative determination or judicial ruling to the contrary) that you treat your Notes for U.S. federal income tax purposes as consisting of two components:

Deposit component — Because the Notes have a term greater than one year, amounts treated as interest on the Deposit will be includible in income by you in accordance with your regular method of accounting for U.S. federal income tax purposes.

Put Option component — The Put Option component would generally not be taxed until sale or maturity. At maturity, the Put Option component either would be taxed as a short-term capital gain if the principal is repaid in cash or would reduce the basis of any Underlying Stock you receive (or are deemed to receive if the cash equivalent is paid).

With respect to Coupon Payments you receive, you agree to treat such payments as consisting of interest on the Deposit and a payment with respect to the Put Option as follows:

Underlying Stock	Coupon Rate per Annum (to be determined on the Trade Date)	Interest on Deposit Component per Annum	Put Option Component per Annum
Common stock of NVIDIA Corporation	8.20% to 10.70%	%	%
Common stock of Cummins Inc.	7.50% to 10.00%	%	%
Common stock of Salesforce.com, Inc.	8.00% to 10.50%	%	%
ADS of Itaú Unibanco Holding S.A.	6.50% to 8.50%	%	%

Upon a sale or exchange of your Notes prior to maturity, you would be required to apportion the value of the amount you receive between the Deposit and the Put Option on the basis of the relative fair market values thereof on the date of such sale or exchange. Except to the extent such gain or loss is attributable to accrued and unpaid interest with respect to the Deposit, any gain or loss recognized with respect to the Deposit would be capital gain or loss (and such gain or loss would be short-term or long-term capital gain or loss, depending on your holding period at such time) and any gain or loss recognized with respect to the Put Option would be treated as short-term capital gain or loss, as more fully described in the “U.S. Federal Income Tax Considerations” section on page S-32 of the accompanying prospectus supplement.

In the opinion of HSBC’s counsel, Sidley Austin LLP, it would be reasonable to treat your Notes as described above. However, in light of the uncertainty as to the U.S. federal income tax treatment of the Notes, it is possible that your Notes could be treated as a single contingent payment debt instrument subject to special U.S. Treasury Regulations governing contingent payment debt instruments. If the Notes are so treated, the amount of interest you would be required to take into account for each accrual period would be determined by constructing a projected payment schedule for your Notes and applying rules similar to those for accruing original issue discount on a hypothetical non-contingent payment debt instrument with that projected payment schedule. This method is applied by first determining the yield at which the Issuer would issue a non-contingent fixed rate debt instrument with all other terms and conditions similar to the Notes and then determining as of the issue date a payment schedule (including all fixed payments of interest actually provided for and a hypothetical payment at maturity) that would produce the comparable yield. These rules would generally have the effect of (i) treating each payment of stated interest on your Notes in part as taxable interest income (to the extent of the comparable yield) and thereafter as a tax-free return of capital and (ii) requiring you to use an accrual (rather than the cash receipts and disbursements) method of accounting with respect to interest on your Notes. It is also possible that, pursuant to some other characterization, the timing and character of your income from the Notes could differ materially from the treatment described above. Because of this uncertainty, HSBC urges you to consult your tax advisor as to the tax consequences of your investment in the Notes. Please read the discussion in the ‘‘U.S. Federal Income Tax Considerations’’ section on page S-32 of the accompanying prospectus supplement for a more detailed description of the tax treatment of your Notes.

HSBC will not attempt to ascertain whether the issuer of the applicable Underlying Stock would be treated as a passive foreign investment company (“PFIC”) or a United States real property holding corporation (“USRPHC”), both as defined for U.S. federal income tax purposes. If the issuer of the applicable Underlying Stock were treated as a PFIC or a USRPHC, certain adverse U.S. federal income tax consequences might apply. You should refer to information filed with the SEC and other authorities by the issuer of the applicable Underlying Stock and consult your tax advisor regarding the possible consequences to you if the issuer of an Underlying Stock is or becomes a PFIC or a USRPHC.

In addition, the Internal Revenue Service has released a Notice that may affect the taxation of holders of the Notes. According to the Notice, the Internal Revenue Service and the Treasury Department are actively considering the appropriate tax treatment of holders of certain types of structured notes. In addition, in 2007, legislation was proposed in Congress that would have required the holders of certain prepaid forward contracts to accrue income during the term of the transaction. It is not clear whether the Notice applies to instruments such as the Notes. Furthermore, it is not possible to determine what guidance or legislation will ultimately result, if any, and whether such guidance or legislation will affect the tax treatment of the Notes. Except to the extent otherwise required by law, HSBC intends to treat your Notes for U.S. federal income tax purposes in accordance with the treatment described above and in the ‘‘U.S. Federal Income Tax Considerations’’ section on page S-32 of the accompanying prospectus supplement unless and until such time as some other treatment is more appropriate.

For a more complete discussion of the U.S. federal income tax consequences of your investment in the Notes, please see the discussion in the ‘‘U.S. Federal Income Tax Considerations’’ section on page S-32 of the accompanying prospectus supplement and consult your tax advisor.

5

Key Risks

An investment in the Notes involves significant risks. Some of the risks that apply to the Notes are summarized here, but HSBC urges you to read the more detailed explanation of risks relating to the Notes generally in the “Risk Factors” section of the accompanying Stock-Linked Underlying Supplement and the accompanying prospectus supplement. HSBC also urges you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.

♦	Risk of Loss at Maturity — The Notes differ from ordinary debt securities in that the Issuer will not necessarily pay the full Principal Amount of the Notes at maturity. HSBC will only pay you the Principal Amount of your Notes in cash if the Final Price of the Underlying Stock is greater than or equal to the Trigger Price and only at maturity. If the Final Price is below the Trigger Price, HSBC will deliver to you one share of the Underlying Stock at maturity for each Note that you own instead of the Principal Amount in cash. If you receive shares of the Underlying Stock at maturity, the value of the stock is expected to be significantly less than the Principal Amount of the Notes or may have no value at all.

♦	Your Return on the Notes is Expected to be Limited to the Coupons Paid on the Notes — Even though you will be subject to the risk of a decline in the price of the Underlying Stock, you are not expected to participate in any appreciation in the price of the Underlying Stock. If the Final Price is equal to or greater than the Trigger Price, HSBC will pay you the Principal Amount of your Notes in cash at maturity, and you will not participate in any appreciation or decline in the price of the Underlying Stock. If the Final Price is less than the Trigger Price, we will deliver to you shares of the Underlying Stock at maturity, each of which will be worth less than the Trigger Price as of the Final Valuation Date and are unlikely to be worth more than the Principal Amount as of the Maturity Date because this circumstance would require the price of the common stock of NVIDIA Corporation to appreciate by at least 42.85%, the price of the common stock of Cummins Inc. to appreciate by at least 33.33%, the price of the common stock of Salesforce.com, Inc. to appreciate by at least 33.33% and the price of the ADS of Itaú Unibanco Holding S.A. to appreciate by at least 33.33% from the Final Valuation Date to the Maturity Date (a period of approximately four business days), depending on the price of the Underlying Stock on the Final Valuation Date, which is unlikely to happen. Therefore, your return on the Notes as of the Maturity Date is expected to be limited to the coupons paid and may be less than your return on a direct investment in the Underlying Stock.

♦	Contingent Repayment of the Principal Amount Only Applies at Maturity — You should be willing to hold your Notes to maturity. If you are able to sell your Notes prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the price of the Underlying Stock is above the Trigger Price.

♦	Higher Coupon Rates are Generally Associated with a Greater Risk of Loss — Greater expected volatility with respect to the Underlying Stock reflects a higher degree of risk as of the Trade Date that the price of such Underlying Stock could close below the Trigger Price on the Final Valuation Date. This greater expected risk will generally be reflected in a higher coupon rate for the Notes. However, while the coupon rate is set on the Trade Date, the Underlying Stock’s volatility can change significantly over the term of the Notes. Regardless of the expected volatility, the price of the Underlying Stock could fall sharply, which could result in a significant loss of your initial investment.

♦	The Notes are Subject to the Credit Risk of the Issuer — The Notes are senior unsecured debt obligations of HSBC and are not, either directly or indirectly, an obligation of any third party. As further described in the accompanying prospectus supplement and prospectus, the Notes will rank on par with all of the other unsecured and unsubordinated debt obligations of HSBC, except such obligations as may be preferred by operation of law. Any payment to be made on the Notes, including any repayment of principal at maturity, depends on the ability of HSBC to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of HSBC may affect the market value of the Notes and, in the event HSBC were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes and you could lose your entire investment.

♦	Single Stock Risk — The price of the Underlying Stock can rise or fall sharply due to factors specific to that Underlying Stock and its issuer, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. For additional information about the Underlying Stocks and their issuers, please see “Information about the Underlying Stocks”, “NVIDIA Corporation”, “Cummins Inc.”, “Salesforce.com, Inc.” and “American Depositary Shares of Itaú Unibanco Holding S.A.” in this free writing prospectus and the issuer’s SEC filings referred to in those sections.

♦	No Assurances of a Flat or Bullish Environment — If you hold your Notes to maturity and the Final Price of the Underlying Stock is above the Trigger Price, HSBC will repay your full initial investment subject to its creditworthiness. HSBC cannot, however, assure you of the economic environment during the term or at maturity of your Notes, and you may receive shares of the Underlying Stock at maturity worth less than your principal and that may be worthless.

♦	The Notes Lack Liquidity — The Notes will not be listed on any securities exchange or quotation system. One of HSBC’s affiliates may offer to purchase the Notes in the secondary market but is not required to do so and may cease any such market making activities at any time. Because other dealers are not likely to make a secondary market for the Notes, the price at which you may be able to trade your Notes is likely to depend on the price, if any, at which one of HSBC’s affiliates is willing to buy the Notes and you may, therefore, have to sell your Notes at a significant discount. You should, therefore, be willing to hold the Notes to maturity.

♦	Impact of Fees on Secondary Market Prices — Generally, the price of the Notes in the secondary market is likely to be lower than the initial offering price since the issue price includes, and the secondary market prices are likely to exclude, commissions, hedging costs or other compensation paid with respect to the Notes.

♦	Owning the Notes is Not the Same as Owning the Underlying Stock — The return on your Notes may not reflect the return you would realize if you actually owned the Underlying Stock. As a holder of the Notes, you will not have voting rights or rights to receive dividends or other distributions or other rights that holders of the Underlying Stock would have. Furthermore, the Underlying Stock may appreciate substantially during the term of your Notes and you will not participate in such appreciation except in the unlikely

6

circumstances where the Final Price of the Underlying Stock is below the Trigger Price on the Final Valuation Date and the market price of the Underlying Stock on the Maturity Date is greater than the Initial Price.

♦	Potentially Inconsistent Research, Opinions or Recommendations by HSBC, UBS or Their Respective Affiliates — HSBC USA Inc., UBS Financial Services Inc., and their respective affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding any offering of the Notes; and which may be revised at any time. Any such research, opinions or recommendations could affect the price of the Underlying Stock, and therefore, the market value of the Notes.

♦	Potential Issuer Impact on Price — Trading or transactions by HSBC or its affiliates in the Underlying Stock or in futures, options, exchange-traded funds or other derivative products on the Underlying Stock, may adversely affect the market value of the Underlying Stock, and, therefore, the market value of your Notes.

♦	Potential Conflict of Interest — HSBC and its affiliates may engage in business with the issuer of the Underlying Stock, which may present a conflict between the obligations of HSBC and you, as a holder of the Notes. HSBC, as the Calculation Agent, will determine the Payment at Maturity based on the Final Price. The Calculation Agent can postpone the determination of the Final Price or the Maturity Date if a Market Disruption Event occurs and is continuing on the Final Valuation Date.

♦	Price Prior to Maturity — The market price of the Notes will be influenced by many unpredictable factors including the Closing Price of the Underlying Stock over the term of the Notes, volatilities, dividends, the time remaining to maturity of the Notes, interest rates, geopolitical conditions, economic, political, financial and regulatory or judicial events, and the creditworthiness of HSBC.

♦	The Notes are Not Insured by any Governmental Agency of The United States or any Other Jurisdiction — The Notes are not deposit liabilities or other obligations of a bank and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or program of the United States or any other jurisdiction. An investment in the Notes is subject to the credit risk of HSBC, and in the event that HSBC is unable to pay its obligations as they become due, you may not receive any amounts owed to you under the Notes.

♦	There is Limited Anti-Dilution Protection — The Calculation Agent will adjust the Final Price, for certain events affecting the shares of the Underlying Stock, such as stock splits and corporate actions which may affect the Payment at Maturity. The Calculation Agent is not required to make an adjustment for every corporate action which affects the shares of the Underlying Stock. If an event occurs that does not require the Calculation Agent to adjust the amount of the shares of the Underlying Stock, the market price of the Notes and the Payment at Maturity may be materially and adversely affected. See the “Antidilution and Reorganization Adjustments” section on page S-10 of the accompanying Stock-Linked Underlying Supplement.

♦	Fluctuations in Exchange Rates will Affect the Values of the Underlying Stocks Linked to an ADS—There are significant risks related to an investment in a security that is linked, in whole or in part, to the ADS of a foreign issuer, which are quoted and traded in U.S. dollars, each representing underlying common stocks that is quoted and traded in a foreign currency. The ADS, which is quoted and traded in U.S. dollars, may trade differently from the applicable underlying common stocks. In recent years, the exchange rates between the U.S. dollar and some other currencies have been highly volatile and this volatility may continue in the future. These risks generally depend on economic and political events over which we have no control. Fluctuations in any particular exchange rate that have occurred in the past are not necessarily indicative, however, of fluctuations that may occur during the term of the Securities. Changes in the exchange rate between the U.S. dollar and a foreign currency may affect the U.S. dollar equivalent of the price of the underlying common stock on non-U.S. securities markets and, as a result, may affect the market price of the ADS, which may consequently affect the value of the Notes.

♦	The Underlying Stocks Linked to an ADS are Subject to Risks Associated with Foreign Securities Markets—Because the underlying common stock of an ADS may also be publicly traded in the applicable foreign country and is denominated in a currency other than U.S. dollars, investments in the Notes linked to ADSs involve particular risks. For example, the foreign securities markets may be more volatile than the U.S. securities markets, and market developments may affect these markets differently from the United States or other securities markets. Direct or indirect government intervention to stabilize the securities markets outside the United States, as well as cross-shareholdings in certain companies, may affect trading prices and trading volumes in those markets.

Securities prices generally are subject to political, economic, financial and social factors that apply to the markets in which they trade and, to a lesser extent, foreign markets. Securities prices outside the United States are subject to political, economic, financial and social factors that apply in foreign countries. These factors, which could negatively affect foreign securities markets, include the possibility of changes in a foreign government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, foreign economies may differ favorably or unfavorably from the United States economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

The impact of any of the factors set forth above may enhance or offset some or all of any change resulting from another factor or factors.

♦	There are Important Differences Between the Rights of Holders of an ADS and the Rights of Holders of the Common Stock of the Foreign Company—Because the Notes linked to the ADS of Itaú Unibanco Holding S.A. are linked to the performance of the ADS of a foreign issuer, you should be aware that the Notes are linked to the prices of the ADS and not to the common stock of Itaú Unibanco Holding S.A., and there exist important differences between the rights of holders of the ADS and the common stock of Itaú Unibanco Holding S.A. Each ADS is a security evidenced by American Depositary Shares that represents a specified number of shares of common stock of a foreign issuer. Generally, the ADS is issued under a deposit agreement, which sets forth the rights and responsibilities of the depositary, the foreign issuer and holders of the ADS, which may be different from the rights of holders of common stock of the foreign issuer. For example, the foreign issuer may make distributions in respect of its common stock that are not passed on to the holders of its American Depositary Shares. Any such differences between the rights of holders of the American Depositary Shares and holders of the common stocks may be significant and may materially and adversely affect the value of the Notes.

♦	Risks associated with non-U.S. companies — An investment in Notes linked to the value of non-U.S. companies, such as the American Depositary Shares of Itaú Unibanco Holding S.A., involves risks associated with the home country of such non-U.S. company. The prices of

7

such non-U.S. company’s common stock may be affected by political, economic, financial and social factors in the home country of such non-U.S. company, including changes in such country’s government, economic and fiscal policies, currency exchange laws or other laws or restrictions, which could affect the value of the Notes.

♦	In Some Circumstances, the Payment You Receive on the Notes May be Based on the Stock or ADS of Another Company and Not the Underlying Stock — Following certain corporate events relating to the respective issuer of the Underlying Stock where such issuer is not the surviving entity, the amount of cash or stock you receive at maturity may be based on the stock or ADS of a successor to the respective Underlying Stock issuer or any cash or any other assets distributed to holders of the Underlying Stock in such corporate event. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the Notes. For more information, see the section “Additional Note Terms — Merger Event and Tender Offer” beginning on page S-8 of the accompanying Stock-Linked Underlying Supplement. Regardless of the occurrence of one or more dilution or reorganization events, you should note that at maturity you will receive an amount in cash from HSBC equal to your Principal Amount unless the Final Price of the Underlying Stock is below the Trigger Price (as such Trigger Price may be adjusted by the Calculation Agent upon occurrence of one or more such events).

♦	Uncertain Tax Treatment – Significant aspects of the tax treatment of the Notes are uncertain. You should read carefully the section herein entitled "What are the Tax Consequences of the Notes?" and the section entitled " U.S. Federal Income Tax Considerations’’ on page S-32 of the accompanying prospectus supplement and consult your tax advisor regarding your particular tax situation.

8

Hypothetical Examples

The following examples and table are hypothetical and provided for illustrative purposes only. They do not purport to be representative of every possible scenario concerning increases or decreases in the price of the relevant Underlying Stock relative to its Initial Price. HSBC cannot predict the Final Price of the relevant Underlying Stock. You should not take these examples as an indication or assurance of the expected performance of the relevant Underlying Stock. The numbers appearing in the examples and table below have been rounded for ease of analysis. The following examples and table illustrate the Payment at Maturity per Note on a hypothetical offering of the Notes, based on the following assumptions*:

Term:	12 months
Hypothetical Initial Price of the Underlying Stock:	$100.00 per share
Hypothetical Trigger Price:	$75.00 (75.00% of the hypothetical Initial Price)
Hypothetical Principal Amount:	$100.00 per Note (set equal to the hypothetical Initial Price)
Hypothetical coupon rate per annum**:	7.75% (0.6458% or $0.6458 per month)
Hypothetical Dividend yield on the Underlying Stock***:	2.00% over term of Notes (based on an annual rate of 2.00%)

*	The coupon rate per annum, the Initial Price, the Principal Amount and the Trigger Price with respect to each offering will be set on the Trade Date.
**	Coupon payment will be paid in arrears in monthly installments on an unadjusted basis during the term of the Note.
***	Hypothetical dividend yield holders of the Underlying Stock might receive over the term of the Notes. Holders of the Notes will not be entitled to any dividend payments made on the Underlying Stock.

Scenario #1: The Final Price is not below the hypothetical Trigger Price of $75.00.

Since the Final Price is not below the hypothetical Trigger Price of $75.00, HSBC will pay you at maturity a cash payment equal to the Principal Amount of the Notes. This investment would outperform an investment in the Underlying Stock if the price appreciation of the Underlying Stock (plus dividends, if any) is less than 7.75%.

If the Closing Price of the Underlying Stock on the Final Valuation Date is $100.00 (no change in the price of the Underlying Stock):

Payment at Maturity:	$100.00
Coupons:	$ 7.75	($0.6458 × 12 = $7.75)
Total:	$ 107.75

Total Return on the Notes:	7.75%

In this example, the total return on the Notes is 7.75% while the total return on the Underlying Stock is 2.00% (including dividends).

If the Closing Price of the Underlying Stock on the Final Valuation Date is $130.00 (an increase of 30%):

Payment at Maturity:	$100.00
Coupons:	$ 7.75	($0.6458 × 12 = $7.75)
Total:	$ 107.75

Total Return on the Notes:	7.75%

In this example, the total return on the Notes is 7.75% while the total return on the Underlying Stock is 32.00% (including dividends).

If the Closing Price of the Underlying Stock on the Final Valuation Date is $85.00 (a decline of 15%):

Payment at Maturity:	$100.00
Coupons:	$ 7.75	($0.6458 × 12 = $7.75)
Total:	$ 107.75

Total Return on the Notes:	7.75%

In this example, the total return on the Notes is 7.75% while the total return on the stock is a loss of 13.00% (including dividends).

Scenario #2: The Final Price is below the hypothetical Trigger Price of $75.00.

Since the Final Price is below the hypothetical Trigger Price of $75.00, HSBC will deliver to you at maturity one share of the Underlying Stock for every Note you hold. The value received at maturity and the total return on the Notes at that time depends on the Closing Price of the Underlying Stock on the Maturity Date, and could result in the loss of some or all of your principal.

If the Closing Price of the Underlying Stock on the Maturity Date is $60.00 (a decline of 40%):

Payment at Maturity:	$ 60.00
Coupons:	$ 7.75	($0.6458 × 12 = $7.75)
Total:	$ 67.75

Total Return on the Notes:	32.25%

In this example, the total return on the Notes is a loss of 32.25% while the total return on the Underlying Stock is a loss of 38.00% (including dividends).

9

Underlying Stock			The Hypothetical Final Price is Greater Than or Equal to the Hypothetical Trigger Price		The Hypothetical Final Price is Less Than the Hypothetical Trigger Price
Hypothetical Final Price(1)	Hypothetical Stock Price Return(2)	Hypothetical Total Return on the Underlying Stock at Maturity(3)	Hypothetical Total Payment at Maturity + Coupon Payments(4)	Hypothetical Total Return on the Notes at Maturity(5)	Hypothetical Total Payment at Maturity + Coupon Payments (6)	Hypothetical Total Return on the Notes at Maturity(5) (7)
$150.00	50.00%	52.00%	$107.75	7.75%	N/A	N/A
$145.00	45.00%	47.00%	$107.75	7.75%	N/A	N/A
$140.00	40.00%	42.00%	$107.75	7.75%	N/A	N/A
$135.00	35.00%	37.00%	$107.75	7.75%	N/A	N/A
$130.00	30.00%	32.00%	$107.75	7.75%	N/A	N/A
$125.00	25.00%	27.00%	$107.75	7.75%	N/A	N/A
$120.00	20.00%	22.00%	$107.75	7.75%	N/A	N/A
$115.00	15.00%	17.00%	$107.75	7.75%	N/A	N/A
$110.00	10.00%	12.00%	$107.75	7.75%	N/A	N/A
$105.00	5.00%	7.00%	$107.75	7.75%	N/A	N/A
$100.00	0.00%	2.00%	$107.75	7.75%	N/A	N/A
$95.00	-5.00%	-3.00%	$107.75	7.75%	N/A	N/A
$90.00	-10.00%	-8.00%	$107.75	7.75%	N/A	N/A
$85.00	-15.00%	-13.00%	$107.75	7.75%	N/A	N/A
$80.00	-20.00%	-18.00%	$107.75	7.75%	N/A	N/A
$75.00	-25.00%	-23.00%	$107.75	7.75%	N/A	N/A
$70.00	-30.00%	-28.00%	N/A	N/A	$77.75	-22.25%
$65.00	-35.00%	-33.00%	N/A	N/A	$72.75	-27.25%
$60.00	-40.00%	-38.00%	N/A	N/A	$67.75	-32.25%
$55.00	-45.00%	-43.00%	N/A	N/A	$62.75	-37.25%
$50.00	-50.00%	-48.00%	N/A	N/A	$57.75	-42.25%

(1)	If the Final Price of the Underlying Stock is not below the Trigger Price on the Final Valuation Date, this number represents the Final Price as of the Final Valuation Date. If the Final Price of the Underlying Stock is below the Trigger Price on the Final Valuation Date, this number represents the Final Price as of the Final Valuation Date and the Maturity Date.

(2)	If the Hypothetical Stock Price Return declines below -50.00%, you may lose up to 100% of your initial investment.

(3)	The total return on the Underlying Stock at maturity includes a hypothetical 2.00% cash dividend payment (based on an annual rate of 2.00%).

(4)	Payment consists of the Principal Amount plus Coupon Payments of a hypothetical 7.75% per annum (equivalent to 7.75% over the term of the Notes).

(5)	The total return on the Notes at maturity includes Coupon Payments of a hypothetical 7.75% per annum (equivalent to 7.75% over the term of the Notes).

(6)	Payment consists of shares of the Underlying Stock plus Coupon Payments of a hypothetical 7.75% per annum (equivalent to 7.75% over the term of the Notes).

(7)	If the hypothetical Final Price is less than the hypothetical Trigger Price, the total return at maturity will only be positive in the event that the market price of the Underlying Stock on the Maturity Date is substantially greater than the hypothetical Final Price of such Underlying Stock on the Final Valuation Date. Such an increase in price is not likely to occur.

10

Information about the Underlying Stocks

Included on the following pages is a brief description of the issuers of each of the Underlying Stocks. This information has been obtained from publicly available sources. Set forth below is a table that provides the quarterly high and low intraday prices and quarterly closing prices for each of the Underlying Stocks. The information given below is for the four calendar quarters in each of 2007, 2008, 2009, 2010 and 2011. Complete data is provided for the first calendar quarter of 2012 and partial data is provided for the second calendar quarter of 2012. HSBC obtained the intraday and closing prices set forth below from the Bloomberg Professional® service (“Bloomberg”) without independent verification. You should not take the historical prices of the Underlying Stocks as an indication of future performance.

Each of the Underlying Stocks is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information filed by the respective issuers of the Underlying Stocks with the SEC can be reviewed electronically through a web site maintained by the SEC. The address of the SEC’s web site is http://www.sec.gov. Information filed with the SEC by the respective issuers of the Underlying Stocks under the Exchange Act can be located by reference to its SEC file number provided below. In addition, information filed with the SEC can be inspected and copied at the Public Reference Section of the SEC, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Copies of this material can also be obtained from the Public Reference Section, at prescribed rates.

NVIDIA Corporation

According to publicly available information, NVIDIA Corporation (“NVDA”) creates graphic chips used in personal computers, energy-efficient processors used in products like smart phones and supercomputers and mobile processors used in cell phones, tablets and auto infotainment systems.  Information filed by NVDA with the SEC under the Exchange Act can be located by reference to its SEC file number, 0-23985, or its CIK Code, 0001045810.

Historical Information

The following table sets forth the quarterly high and low intraday prices and quarterly closing prices for NVDA’s common stock, based on daily intraday prices or quarterly closing prices, as applicable, on the primary exchange for NVDA, as reported by Bloomberg. NVDA’s Closing Price on April 9, 2012 was $14.44. The actual Initial Price will be the Closing Price of NVDA’s common stock on the Trade Date. Past performance of the Underlying Stock is not indicative of the future performance of the Underlying Stock.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/3/2007	3/30/2007	$13.89	$11.47	$12.66
4/2/2007	6/29/2007	$16.94	$12.47	$16.16
7/2/2007	9/28/2007	$18.61	$12.16	$18.41
10/1/2007	12/31/2007	$21.36	$16.29	$18.81
1/2/2008	3/31/2008	$19.82	$14.57	$16.55
4/1/2008	6/30/2008	$23.53	$16.80	$18.46
7/1/2008	9/30/2008	$20.03	$12.67	$15.91
10/1/2008	12/31/2008	$15.44	$6.60	$10.55
1/2/2009	3/31/2009	$12.69	$7.55	$9.89
4/1/2009	6/30/2009	$15.52	$9.97	$14.39
7/1/2009	9/30/2009	$20.50	$13.32	$20.15
10/1/2009	12/31/2009	$23.95	$18.80	$22.84
1/3/2010	3/31/2010	$23.78	$17.86	$21.99
4/1/2010	6/30/2010	$22.97	$16.33	$18.01
7/1/2010	9/30/2010	$24.18	$17.93	$24.18
10/1/2010	12/31/2010	$26.30	$22.48	$24.01
1/3/2011	3/31/2011	$24.76	$20.61	$24.05
4/1/2011	6/30/2011	$24.71	$20.93	$23.55
7/1/2011	9/30/2011	$23.85	$14.48	$15.52
10/3/2011	12/30/2011	$20.09	$14.53	$18.56
1/3/2012	3/30/2012	$22.00	$18.51	$19.19
4/2/2012	4/9/2012*	$15.49	$14.17	$14.44

* As of the date of this free writing prospectus available information for the second calendar quarter of 2012 includes data for the period from April 2, 2012 through April 9, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2012.

11

The graph below illustrates the performance of NVDA’s common stock from April 9, 2007 through April 9, 2012, based on information from Bloomberg. The dotted line represents a hypothetical Trigger Price, equal to 70% of the Closing Price on April 9, 2012. The actual Trigger Price will be based on the Closing Price of NVDA’s common stock on the Trade Date. Past performance of the Underlying Stock is not indicative of the future performance of the Underlying Stock.

Historical Performance of the Common stock of NVIDIA Corporation

$45
$40
$35
$30
$25
$20
$15
$10
$5
$0
Share Price
Hypothetical Trigger Price*: $10.11
2007
2008
2009
2010
2011
2012

*The actual Trigger Price will be 70% of the Initial Price, which will be determined on the Trade Date.

Source: Bloomberg

12

Cummins Inc.

According to publicly available information, Cummins Inc. (“CMI”) is a diesel engine manufacturer. CMI designs, manufactures, distributes and services diesel and natural gas engines and engine-related component products, including filtration, exhaust aftertreatment, fuel systems, control systems, air handling systems and electric power generation systems. Information filed by CMI with the SEC under the Exchange Act can be located by reference to its SEC file number, 1-04949, or its CIK Code, 0000026172.

Historical Information

The following table sets forth the quarterly high and low intraday prices and quarterly closing prices for CMI’s common stock, based on daily intraday prices or quarterly closing prices, as applicable, on the primary exchange for CMI, as reported by Bloomberg. CMI’s Closing Price on April 9, 2012 was $115.54. The actual Initial Price will be the Closing Price of CMI’s common stock on the Trade Date. Past performance of the Underlying Stock is not indicative of the future performance of the Underlying Stock.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/3/2007	3/30/2007	$37.99	$28.16	$36.18
4/2/2007	6/29/2007	$53.59	$36.01	$50.61
7/2/2007	9/28/2007	$70.13	$48.00	$63.95
10/1/2007	12/31/2007	$71.73	$51.88	$63.69
1/2/2008	3/31/2008	$64.13	$38.50	$46.82
4/1/2008	6/30/2008	$75.09	$46.65	$65.52
7/1/2008	9/30/2008	$75.96	$40.19	$43.72
10/1/2008	12/31/2008	$45.63	$17.70	$26.73
1/2/2009	3/31/2009	$31.77	$18.35	$25.45
4/1/2009	6/30/2009	$37.40	$24.64	$35.21
7/1/2009	9/30/2009	$48.70	$31.32	$44.81
10/1/2009	12/31/2009	$51.64	$41.53	$45.86
1/3/2010	3/31/2010	$63.43	$44.84	$61.95
4/1/2010	6/30/2010	$77.10	$58.91	$65.13
7/1/2010	9/30/2010	$92.80	$63.04	$90.58
10/1/2010	12/31/2010	$111.78	$87.00	$110.01
1/3/2011	3/31/2011	$114.81	$93.50	$109.62
4/1/2011	6/30/2011	$121.41	$91.13	$103.49
7/1/2011	9/30/2011	$113.72	$79.62	$81.66
10/3/2011	12/30/2011	$103.95	$79.53	$88.02
1/3/2012	3/30/2012	$129.51	$90.37	$120.04
4/2/2012	4/9/2012*	$123.34	$112.78	$115.54

* As of the date of this free writing prospectus available information for the second calendar quarter of 2012 includes data for the period from April 2, 2012 through April 9, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2012.

13

The graph below illustrates the performance of CMI’s common stock from April 9, 2007 through April 9, 2012, based on information from Bloomberg. The dotted line represents a hypothetical Trigger Price, equal to 75% of the Closing Price on April 9, 2012. The actual Trigger Price will be based on the Closing Price of CMI’s common stock on the Trade Date. Past performance of the Underlying Stock is not indicative of the future performance of the Underlying Stock.

Historical Performance of the Common stock of Cummins Inc.

$140
$120
$100
Hypothetical Trigger Price*: $86.66
$80
$60
$40
$20
$0
Share Price
2007
2008
2009
2010
2011
2012

*The actual Trigger Price will be 75% of the Initial Price, which will be determined on the Trade Date.

Source: Bloomberg

14

Salesforce.com, Inc.

According to publicly available information, Salesforce.com, Inc. (“CRM”) is a provider of enterprise cloud computing and social enterprise solutions, helping social enterprises to use social, mobile and open technologies to collaborate with their customers and employees. Information filed by CRM with the SEC under the Exchange Act can be located by reference to its SEC file number, 1-32224, or its CIK Code, 0001108524.

Historical Information

The following table sets forth the quarterly high and low intraday prices and quarterly closing prices for CRM’s common stock, based on daily intraday prices or quarterly closing prices, as applicable, on the primary exchange for CRM, as reported by Bloomberg. CRM’s Closing Price on April 9, 2012 was $157.52. The actual Initial Price will be the Closing Price of CRM’s common stock on the Trade Date. Past performance of the Underlying Stock is not indicative of the future performance of the Underlying Stock.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/3/2007	3/30/2007	$50.43	$35.57	$42.82
4/2/2007	6/29/2007	$49.96	$39.67	$42.86
7/2/2007	9/28/2007	$51.75	$37.91	$51.32
10/1/2007	12/31/2007	$65.52	$45.80	$62.69
1/2/2008	3/31/2008	$63.55	$47.61	$57.87
4/1/2008	6/30/2008	$75.16	$58.48	$68.23
7/1/2008	9/30/2008	$72.36	$44.10	$48.40
10/1/2008	12/31/2008	$48.40	$20.85	$32.01
1/2/2009	3/31/2009	$37.03	$25.50	$32.73
4/1/2009	6/30/2009	$45.49	$30.00	$38.17
7/1/2009	9/30/2009	$59.07	$35.27	$56.93
10/1/2009	12/31/2009	$74.95	$54.06	$73.77
1/3/2010	3/31/2010	$77.98	$60.30	$74.45
4/1/2010	6/30/2010	$97.88	$74.42	$85.82
7/1/2010	9/30/2010	$123.77	$83.63	$111.80
10/1/2010	12/31/2010	$151.00	$97.92	$132.00
1/3/2011	3/31/2011	$148.00	$117.71	$133.58
4/1/2011	6/30/2011	$153.99	$127.25	$148.98
7/1/2011	9/30/2011	$160.12	$109.27	$114.28
10/3/2011	12/30/2011	$139.71	$94.09	$101.46
1/3/2012	3/30/2012	$157.54	$95.20	$154.51
4/2/2012	4/9/2012*	$159.00	$152.56	$157.52

* As of the date of this free writing prospectus available information for the second calendar quarter of 2012 includes data for the period from April 2, 2012 through April 9, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2012.

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The graph below illustrates the performance of CRM’s common stock from April 9, 2007 through April 9, 2012, based on information from Bloomberg. The dotted line represents a hypothetical Trigger Price, equal to 75% of the Closing Price on April 9, 2012. The actual Trigger Price will be based on the Closing Price of CRM’s common stock on the Trade Date. Past performance of the Underlying Stock is not indicative of the future performance of the Underlying Stock.

Historical Performance of the Common stock of Salesforce.com, Inc.

$180
$160
$140
$120
$100
$80
$60
$40
$20
$0
Share Price
Hypothetical Trigger Price*: $118.14
2007
2008
2009
2010
2011
2012

*The actual Trigger Price will be 75% of the Initial Price, which will be determined on the Trade Date.

Source: Bloomberg

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American Depositary Shares of Itaú Unibanco Holding S.A.

According to publicly available information, Itaú Unibanco Holding S.A. (“ITUB”) is a Brazilian bank whose principal operations are commercial banking, Itau BBA (corporate, investment banking and treasury), consumer credit and operations with the market and corporation. Information filed by ITUB with the SEC under the Exchange Act can be located by reference to its SEC file number, 1-15276, or its CIK Code, 0001132597.

Historical Information

The following table sets forth the quarterly high and low intraday prices and quarterly closing prices for the ADS of ITUB, based on daily intraday prices or quarterly closing prices, as applicable, on the primary exchange for the ADS of ITUB, as reported by Bloomberg. The ADS of ITUB’s Closing Price on April 9, 2012 was $17.85. The actual Initial Price will be the Closing Price of the ADS of ITUB on the Trade Date. Past performance of the Underlying Stock is not indicative of the future performance of the Underlying Stock.

Quarter Begin	Quarter End	Quarterly High	Quarterly Low	Quarterly Close
1/3/2007	3/30/2007	$13.89	$11.47	$12.66
4/2/2007	6/29/2007	$16.94	$12.47	$16.16
7/2/2007	9/28/2007	$18.61	$12.16	$18.41
10/1/2007	12/31/2007	$21.36	$16.29	$18.81
1/2/2008	3/31/2008	$19.82	$14.57	$16.55
4/1/2008	6/30/2008	$23.53	$16.80	$18.46
7/1/2008	9/30/2008	$20.03	$12.67	$15.91
10/1/2008	12/31/2008	$15.44	$6.60	$10.55
1/2/2009	3/31/2009	$12.69	$7.55	$9.89
4/1/2009	6/30/2009	$15.52	$9.97	$14.39
7/1/2009	9/30/2009	$20.50	$13.32	$20.15
10/1/2009	12/31/2009	$23.95	$18.80	$22.84
1/3/2010	3/31/2010	$23.78	$17.86	$21.99
4/1/2010	6/30/2010	$22.97	$16.33	$18.01
7/1/2010	9/30/2010	$24.18	$17.93	$24.18
10/1/2010	12/31/2010	$26.30	$22.48	$24.01
1/3/2011	3/31/2011	$24.76	$20.61	$24.05
4/1/2011	6/30/2011	$24.71	$20.93	$23.55
7/1/2011	9/30/2011	$23.85	$14.48	$15.52
10/3/2011	12/30/2011	$20.09	$14.53	$18.56
1/3/2012	3/30/2012	$22.00	$18.51	$19.19
4/2/2012	4/9/2012*	$19.67	$17.69	$17.85

* As of the date of this free writing prospectus available information for the second calendar quarter of 2012 includes data for the period from April 2, 2012 through April 9, 2012. Accordingly, the “Quarterly High,” “Quarterly Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the second calendar quarter of 2012.

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The graph below illustrates the performance of the ADS of ITUB from April 9, 2007 through April 9, 2012, based on information from Bloomberg. The dotted line represents a hypothetical Trigger Price, equal to 75% of the Closing Price on April 9, 2012. The actual Trigger Price will be based on the Closing Price of the ADS of ITUB on the Trade Date. Past performance of the Underlying Stock is not indicative of the future performance of the Underlying Stock.

Historical Performance of the American Depositary Shares of Itaú Unibanco Holding S.A.

$30
$25
$20
$15
$10
$5
$0
Share Price
Hypothetical Trigger Price*: $13.39
2007
2008
2009
2010
2011
2012

*The actual Trigger Price will be 75% of the Initial Price, which will be determined on the Trade Date.

Source: Bloomberg

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Events of Default and Acceleration

If the Notes have become immediately due and payable following an Event of Default (as defined in the accompanying prospectus) with respect to the Notes, the Calculation Agent will determine (i) the accelerated Payment at Maturity due and payable in the same general manner as described in “Indicative Terms” in this free writing prospectus and (ii) any accrued but unpaid interest payable based upon the coupon per annum. In such a case, the scheduled trading day preceding the date of acceleration will be used as the Final Valuation Date for purposes of determining whether the Final Price is less than the Trigger Price. If a Market Disruption Event exists with respect to the Underlying Stock on that scheduled trading day, then the accelerated Final Valuation Date will be postponed for up to five scheduled trading days (in the same general manner used for postponing the originally scheduled Final Valuation Date). The accelerated Maturity Date will also be postponed by an equal number of business days.

If the Notes have become immediately due and payable following an Event of Default, you will not be entitled to any additional payments with respect to the Notes. For more information, see “Description of Debt Securities — Senior Debt Securities — Events of Default” in the accompanying prospectus.

Supplemental Plan of Distribution (Conflicts of Interest)

Pursuant to the terms of a distribution agreement, HSBC Securities (USA) Inc., an affiliate of HSBC, will purchase the Notes from HSBC for distribution to UBS Financial Services Inc. (the “Agent”). HSBC will agree to sell to the Agent, and the Agent will agree to purchase, all of the Notes at the price indicated on the cover of the pricing supplement, the document that will be filed pursuant to Rule 424(b)(2) containing the final pricing terms of the Notes. HSBC has agreed to indemnify the Agent against liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments that the Agent may be required to make relating to these liabilities as described in the accompanying prospectus supplement and the prospectus. UBS Financial Services Inc. may allow a concession not in excess of the underwriting discount to its affiliates.

Subject to regulatory constraints, HSBC USA Inc. (or an affiliate thereof) intends to offer to purchase the Notes in the secondary market, but is not required to do so. HSBC or HSBC’s affiliate will enter into swap agreements or related hedge transactions with one of HSBC’s other affiliates or unaffiliated counterparties in connection with the sale of the Notes and the agent and/or an affiliate may earn additional income as a result of payments pursuant to the swap or related hedge transactions.

In addition, HSBC Securities (USA) Inc. or another of its affiliates or agents may use the pricing supplement to which this free writing prospectus relates in market-making transactions after the initial sale of the securities, but is under no obligation to do so and may discontinue any market-making activities at any time without notice.

See “Supplemental Plan of Distribution (Conflicts of Interest)” on page S-49 in the accompanying prospectus supplement.

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